UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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 FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 29, 2021
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Invesco Real Estate Income Trust Inc.
(Exact name of registrant as specified in its charter)
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Maryland	333-254931	83-2188696
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2001 Ross Avenue
Suite 3400
Dallas, Texas 75201
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (972) 715-8400
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01	Entry into a Material Definitive Agreement.
Subscription Agreement
On July 29, 2021, Invesco Real Estate Income Trust Inc. (the “Company”) and Massachusetts Mutual Life Insurance Company (“MassMutual”) entered into a subscription agreement (the “Subscription Agreement”) pursuant to which MassMutual agreed to purchase up to $200 million in Class N shares of common stock of the Company (“Class N Shares”) upon the Company’s request at one or more closings held prior to January 29, 2023 (the 18-month anniversary of the date of the Subscription Agreement) in a private offering exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), or another available exemption under the Securities Act. The purchase price per Class N Share purchased by MassMutual pursuant to the Subscription Agreement will be the Company’s net asset value (“NAV”) per Class N Share as of the end of the preceding month. MassMutual previously agreed to purchase up to $200 million in Class N Shares at one or more closings held prior to September 28, 2021 pursuant to its initial subscription agreement with the Company dated August 7, 2020 (as amended, the “Initial Subscription Agreement”). The Company will call the entirety of the Class N Shares to be purchased pursuant to the Initial Subscription Agreement prior to issuing any purchase notices pursuant to the Subscription Agreement.
Automatic Repurchase Rights
Pursuant to the Subscription Agreement, the Company will repurchase Class N Shares acquired by MassMutual pursuant to the Subscription Agreement or the Initial Subscription Agreement (collectively, the “MassMutual Shares”) on a monthly basis at a price per share equal to the NAV per Class N Share as of the last day of the month preceding the Determination Date (as defined below). The aggregate amount (based upon the aggregate repurchase price) of MassMutual Shares that the Company is required to repurchase in any month will be equal to the sum of (a) 100% of monthly net proceeds to the Company from the sale of shares of common stock in its public offering to Invesco Global Property Plus Fund, a sub-fund of Invesco Global Real Assets Fund FCP-RAIF (the “IGP+ Fund”), which is managed by an affiliate of the Company’s advisor, Invesco Advisers, Inc., as of the Determination Date, plus (b) between fifty percent (50%) and one hundred percent (100%) (in the Company’s discretion) of the monthly net proceeds to the Company from the sale of shares of common stock in its public offering to investors other than IGP+ Fund (such amount, the “Repurchase Amount”) as of the Determination Date, except that the Company will not be required to repurchase more than $70 million (based upon the aggregate repurchase price) of MassMutual Shares during any Fundraising Period. As used herein, “Fundraising Period” means each of (1) the period beginning on May 14, 2021, and ending on May 31, 2022, (2) the period beginning on June 1, 2022 and ending on May 31, 2023, and (3) the period beginning on June 1, 2023 and ending on May 31, 2024. As used herein, “Determination Date” means the date that is five business days prior to the first calendar day of the month in which the repurchase occurs.
In its sole discretion, the Company may repurchase an amount (based upon the aggregate repurchase price) of MassMutual Shares that exceeds $70 million in any Fundraising Period. In any month, MassMutual may elect to forego the next monthly repurchase. The Company will not be required under any circumstances to repurchase more than $200 million (based upon aggregate repurchase price paid by us) in Class N Shares over the course of the three Fundraising Periods.
At all times, the Company shall limit monthly repurchases as necessary to ensure that the aggregate NAV of MassMutual Shares is not less than $50 million.
Repurchase Rights Upon Request
Pursuant to the Subscription Agreement, upon (a) the expiration of the Lock-Up Period (as defined below) and (b) the Company having repurchased the maximum amount of $200 million in MassMutual Shares (based upon aggregate repurchase price paid by the Company) as described above, MassMutual will have the right to request that the Company repurchase any outstanding MassMutual Shares, subject to the terms set forth below. “Lock-Up Period” is defined as the period beginning on September 28, 2020 and ending upon the earlier of (1) May 14, 2024 (the third anniversary of the date that the SEC declared effective the Company’s registration statement with respect to its initial public offering of common stock), and (2) the date that the Company’s aggregate NAV is at least $1.5 billion.

Such repurchases will be made monthly upon written request of MassMutual delivered to the Company no later than the second to last business day of the month in which the request is delivered (a “Repurchase Request”). The Company will make such repurchase on the last business day of that month (such date, a “Repurchase Date”), subject to the limitations discussed below. MassMutual may revoke a Repurchase Request in writing at any time prior to the Repurchase Date. MassMutual Shares will be repurchased at a cash price per share equal to the NAV per Class N Share as of the last day of the month immediately preceding the Repurchase Date (the “Repurchase Price”).
The aggregate Repurchase Price of MassMutual Shares that the Company will be required to repurchase in any month will be limited to no more than the lesser of (a) 15% of the net proceeds to the Company from the sale of shares of common stock and securities convertible into shares of common stock to persons other than MassMutual and its affiliates in the month immediately preceding the month in which the Repurchase Request is timely submitted, and (b) 1.5% of the Company’s aggregate NAV as of the last day of the month immediately preceding the month in which the Repurchase Request is timely submitted. In the event that, due to the foregoing limitations, the Company determines to repurchase less than all of the MassMutual Shares submitted for repurchase during any month, any unsatisfied repurchase requests must be resubmitted after the start of the immediately following month.
MassMutual Shares are not eligible for repurchase pursuant to the Company’s share repurchase plan. All MassMutual Shares will constitute “Class N Shares” under the Exchange and Registration Rights Agreement, dated August 7, 2020, by and between the Company and MassMutual, as filed as Exhibit 10.6 to the Company’s Registration Statement on Form S-11 (Registration No. 333-254931).
MassMutual has a material financial interest in and the right to designate a member of the board of directors of the Company’s sponsor, Invesco Ltd.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Invesco Real Estate Income Trust Inc.

By: /s/ Beth A. Zayicek
Beth A. Zayicek
Chief Operating Officer

Date: July 29, 2021